SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest

Event Reported): August 12, 2002

WJ COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-31337	94-1402710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 River Oaks Parkway
San Jose, California		95134
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:                    (408) 577-6200

Item 5.                    Other Events.

On August 12, 2002, WJ Communications, Inc., (the “Company”) issued a press release announcing the appointment of Dr. Neil Morris as Chief Technology Officer, the appointment of Javed Patel as Senior Vice President of Marketing and Business Development and the resignation of William Slakey as Chief Financial Officer.  A copy of the press release is attached to this report as Exhibit 99.

Item 7.                    Financial Statements and Exhibits

(b) Exhibits

99                                    Press Release dated August 12, 2002 announcing changes to management team.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WJ COMMUNICATIONS, INC.

By:	/s/ William R. Slakey
William R. Slakey,
Chief Financial Officer

Dated: August 12, 2002